SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 12, 2004

NES RENTALS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware

1280191

36-4087016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8770 W. Bryn Mawr 4th Floor Chicago, IL

60631

(Zip Code)

Registrant’s telephone number, including area code: (773) 695-3999

Item 5. Other Events

On February 12, 2004, NES Rentals Holdings Inc. announced its emergence from Chapter 11 bankruptcy protection.  A copy of the company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

In connection with the emergence from Chapter 11 bankruptcy protection, National Equipment Services, Inc. merged into NES Rentals, Inc.   NES Rentals, Inc. is a subsidiary of both NES IT Services, Inc. and NES Real Estate Management, Inc., which are subsidiaries of NES Rentals Holdings, Inc.  NES Rentals, Inc. was the surviving company in the merger and was renamed National Equipment Services, Inc.  NES Rentals Holdings, Inc. is the new public company parent of National Equipment Services, Inc.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
	99.1	Press release dated as of February 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NES RENTALS HOLDING INC.

Dated: February 12, 2004	By:	/s/ Michael D. Milligan
Michael D. Milligan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated as of February 12, 2004